Exhibit 99.1

NEWS RELEASE Release No. 139-10-3

805 SW Broadway	Contact:
Portland, OR 97205	David Dugan (Media Relations)
503.821.5100	503.821.5285
Fax: 503.821.5107	Bill Hebert (Investor Relations)
503.821.5100

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, OCT. 22, 2003

LP Reports Third Quarter 2003 Profits

Portland, Ore. (Oct. 22, 2003) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today third quarter net income of $124.5 million, or $1.17 per diluted share, on sales from continuing operations of $675 million.  In the third quarter of 2002, LP’s net income was $3.3 million, or $0.03 per diluted share, on sales from continuing operations of $415 million. For the first nine months of 2003, LP reported net income of $108.8 million, or $1.03 per diluted share, on sales from continuing operations of $1.6 billion compared to a net loss of $19.4 million, or $0.19 per diluted share, on sales from continuing operations of $1.2 billion for the first nine months of 2002.

For the third quarter of 2003, income from continuing operations was $109.9 million, or $1.03 per diluted share. In the third quarter of 2002, LP’s income from continuing operations was $17.8 million, or $0.17 per diluted share.  For the first nine months of 2003, income from continuing operations before cumulative effect of accounting principle was $120.8 million, or $1.14 per diluted share. For the first nine months of  2002, income from continuing operations before cumulative effect of accounting principle was $25.4 million, or $0.24 per diluted share.

“Strong demand for oriented strand board (OSB) panels had a tremendous impact on our results as pricing reached record levels.  This demand has continued into the fourth quarter,” said Mark A. Suwyn, LP’s chairman & CEO. “With the added production of our Chambord, Quebec and Woodland, Maine mills, we set a new quarterly production record - producing more than 1.45 billion square feet of OSB.”

“We are wrapping up our divesture program.  During the quarter, we sold more than $90 million of timberland and other assets.  Also, we recently announced the sale of our remaining 463,000 acres of Texas timberland for approximately $290 million,” Suwyn stated. “These funds will further enhance our liquidity and increase our financial flexibility.”

Suwyn continued, “Once we complete the sale of the few remaining assets in the program, we expect to generate more than $750 million in total value (including cash, liquidation of working capital and reduction of liabilities) from this program for our shareholders.”

At 9:00 a.m. EDT (6:00 a.m. PDT) today, LP will host a webcast on its third quarter 2003 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Net sales	$674.8	$415.3	$1,566.4	$1,236.8

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliates	$197.0	$26.5	$219.4	$40.4

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliates excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$180.2	$(9.7)	$186.3	$(0.4)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	$109.9	$17.8	$120.8	$25.4

Net income (loss)	$124.5	$3.3	$108.8	$(19.4)

Net income (loss) per share - basic	$1.18	$0.03	$1.04	$(0.19)
- diluted	$1.17	$0.03	$1.03	$(0.19)
Average shares outstanding (in millions)
Basic	105.1	104.6	105.1	104.6
Diluted	106.3	104.7	105.5	104.6

Calculation of income from continuing operations before taxes, minority interest and equity in earnings of unconsolidated affiliate, excluding gain or loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Income before taxes, minority interest, and equity in earnings of unconsolidated affiliates	$197.0	$26.5	$219.4	$40.4

(Gain) loss on sale or impairment of long-lived assets	(22.5)	(38.8)	(64.2)	(43.0)
Other operating credits and charges, net	5.7	2.6	31.1	2.2

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affiliates excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$180.2	$(9.7)	$186.3	$(0.4)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net Sales	$674.8	$415.3	$1,566.4	$1,236.8

OPERATING COSTS AND EXPENSES
Cost of sales	403.8	344.1	1,116.7	983.5
Depreciation, amortization and cost of timber harvested	33.8	31.9	98.8	100.6
Selling and administrative	42.5	32.9	119.0	103.4
(Gain) loss on sale or impairment of long lived assets	(22.5)	(38.8)	(64.2)	(43.0)
Other operating credits and charges, net	5.7	2.6	31.1	2.2
Total operating costs and expenses	463.3	372.7	1,301.4	1,146.7

Income (loss) from operations	211.5	42.6	265.0	90.1

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange gain (loss)	0.9	(0.5)	(0.8)	(1.6)
Gain (loss) on early extinguishment of debt	(1.5)	—	(1.5)	—
Interest expense	(22.0)	(23.9)	(67.2)	(72.1)
Interest income	8.1	8.3	23.9	24.0
Total non-operating income (expense)	(14.5)	(16.1)	(45.6)	(49.7)

Income (loss) before taxes, minority interest, and equity in earnings of unconsolidated affliates	197.0	26.5	219.4	40.4
Provision (benefit) for income taxes	87.8	9.8	98.9	18.2
Equity in (income) loss of unconsolidated affliates	(0.7)	(0.2)	(0.3)	(0.9)
Minority interest in net income (loss) of consolidated subsidiary	—	(0.9)	—	(2.3)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	109.9	17.8	120.8	25.4

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	23.6	(23.5)	(19.6)	(66.3)
Provision (benefit) for income taxes	9.0	(9.0)	(7.5)	(25.3)
Income (loss) from discontinued operations	14.6	(14.5)	(12.1)	(41.0)

Income (loss) before cumulative effect of change in accounting principle	124.5	3.3	108.7	(15.6)

Cumulative effect of change in accounting principle		—	0.1	(3.8)
Net income (loss)	$124.5	$3.3	$108.8	$(19.4)

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$1.04	$0.17	$1.15	$0.24
Income (loss) from discontinued operations	0.14	(0.14)	(0.11)	(0.40)
Cumulative effect of change in accounting principle	—	—	—	(0.03)
Net Income (Loss) Per Share - Basic	$1.18	$0.03	$1.04	$(0.19)

Net income (loss) per share of common stock:
Income (loss) from continuing operations	$1.03	$0.17	$1.14	$0.24
Income (loss) from discontinued operations	0.14	(0.14)	(0.11)	(0.40)
Cumulative effect of change in accounting principle	—	—	—	(0.03)
Net Income (Loss) Per Share - Diluted	$1.17	$0.03	$1.03	$(0.19)

Average shares of common stock outstanding (in millions)
- Basic	105.1	104.6	105.1	104.6
- Diluted	106.3	104.7	105.5	104.6

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$381.8	$137.3
Receivables, net	180.0	99.3
Inventories	158.1	163.5
Prepaid expenses	14.9	11.3
Deferred income taxes	33.6	38.6
Current assets of discontinued operations	20.4	41.3
Total current assets	788.8	491.3
Timber and timberlands
Forest licenses	94.0	97.3
Deposits and other	13.4	15.1
Timber and timberlands held for sale	227.9	377.5
Total timber and timberlands	335.3	489.9
Property, plant and equipment	1,811.7	1,770.1
Accumulated depreciation	(1,014.9)	(928.6)
Net property, plant and equipment	796.8	841.5
Goodwill	276.7	276.7
Other intangible assets	26.9	29.9
Notes receivable from asset sales	403.9	403.9
Assets transferred under contractual arrangement	—	29.1
Restricted cash	108.1	46.8
Other assets	108.9	63.9
Long-term assets of discontinued operations	41.2	100.2
Total assets	$2,886.6	$2,773.2
LIABILITIES AND EQUITY
Current portion of long-term debt	$8.1	$35.3
Accounts payable and accrued liabilities	238.6	211.1
Current portion of contingency reserves	30.0	20.0
Total current liabilities	276.7	266.4
Long-term debt, excluding current portion:
Limited recourse notes payable	396.5	396.5
Other long-term debt	618.7	673.6
Total long-term debt, excluding current portion	1,015.2	1,070.1
Contingency reserves, excluding current portion	63.2	106.1
Liabilities transferred under contractual arrangement	—	15.3
Deferred income taxes and other	411.3	309.1
Commitments and contingencies
Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	442.2	446.8
Retained earnings	854.6	745.8
Treasury stock	(212.2)	(230.2)
Accumulated comprehensive loss	(81.3)	(73.1)
Total stockholders’ equity	1,120.2	1,006.2
Total liabilities and equity	$2,886.6	$2,773.2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Nine Months Ended September 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$108.8	$(19.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	104.5	121.0
(Gain) loss on sale or impairment on long-lived assets	(46.5)	(13.8)
Other operating charges and credits	37.7	7.2
Exchange loss on remeasurement	9.4	1.2
Increase in contingency reserves	7.9	3.8
Cash settlement of contingencies	(43.7)	(48.3)
Cumulative effect of change in accounting principle	(0.1)	6.3
Other adjustments	(9.4)	(10.2)
Increase in certain working capital components and deferred taxes	58.7	33.9
Net cash provided by operating activities	227.3	81.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(49.4)	(25.3)
Proceeds from timber & timberland sales	67.7	70.9
Proceeds from asset sales	31.9	32.5
(Increase) decrease in restricted cash from asset sales	37.1	(47.8)
Return of capital from unconsolidated subsidiary	102.8	—
Acquisition	—	(3.3)
Other investing activities, net	0.2	12.1
Net cash provided by investing activities	190.3	39.1

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under revolving credit facilities	(31.0)	(40.0)
Long term borrowings	0.2	17.1
Repayment of long-term debt	(53.9)	(49.5)
Sale of common stock under equity plans	9.2	—
Increase in restricted cash under LOCs	(99.4)	—
Other financing activities, net	0.6	(9.8)
Net cash used in financing activities	(174.3)	(82.2)

EFFECT OF EXCHANGE RATE ON CASH:	1.2	—

Net increase in cash and cash equivalents	244.5	38.6
Cash and cash equivalents at beginning of period	137.3	61.6

Cash and cash equivalents at end of period	$381.8	$100.2

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Net sales:
OSB	$403.2	$173.0	$826.7	$556.6
Composite Wood Products	121.7	90.0	311.2	278.1
Plastic Building Products	56.3	47.0	156.5	120.8
Engineered Wood Products	82.2	81.6	219.6	202.9
Pulp	—	0.6	—	1.3
Other	23.8	36.7	76.2	120.7
Less: Intersegment sales	(12.4)	(13.6)	(23.8)	(43.6)
	$674.8	$415.3	$1,566.4	$1,236.8

Operating profit (loss):
OSB	$197.8	$8.0	$248.7	$56.1
Composite Wood Products	23.3	9.6	43.5	38.0
Plastic Building Products	4.0	3.4	13.2	5.4
Engineered Wood Products	(1.6)	2.6	(3.7)	6.9
Pulp	—	1.1	—	(2.2)
Other	(1.7)	1.4	0.6	6.8
Other operating credits and charges, net	(5.7)	(2.6)	(31.1)	(2.2)
Gain (loss) on sale or impairment of long-lived assets	22.5	38.8	64.2	43.0
General corporate and other expenses, net	(26.2)	(20.2)	(71.2)	(63.3)
Gain (loss) on early extinguishment of debt	(1.5)	—	(1.5)	—
Interest income (expense), net	(13.9)	(15.6)	(43.3)	(48.1)
Income (loss) before taxes, minority interest and equity in earnings of unconsolidated affliates	$197.0	$26.5	$219.4	$40.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               On May 8, 2002, LP announced that its board of directors had approved a plan to sell selected businesses and assets in order to significantly reduce LP’s current debt. As revised in May 2003, the plan involves divesting LP’s plywood, industrial panels, timber and timberlands, wholesale and distribution businesses and certain lumber mills. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, LP is required to account for the businesses sold or anticipated to be sold within one year as discontinued operations. Additionally, as a result of the planned divestitures, LP was required to modify its segment reporting under SFAS No. 131, “Disclosures about Segments of Enterprise and Related Information”.

3.               Other Operating Charges and Credits, Net:

The major components of  “Other operating charges and credits, net” in the Condensed Consolidated Statements Of Income for the quarter and nine months ended September 30 are reflected in the table below and are described in the paragraphs following the tables:

Quarter Ended September 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Additions to legal contingency reserves	$—	$—	$(2.0)	$(1.2)
Loss on energy contract	(5.0)	(3.1)	—	—
Severance charges	(0.7)	(0.4)	(0.6)	(0.4)
	$(5.7)	$(3.5)	$(2.6)	$(1.6)

Nine Months Ended September 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Insurance recoveries	$—	$—	$1.9	$1.2
Additions to product related contingency reserves	(6.7)	(4.1)	—	—
Additions to environmental contingency reserves	(2.7)	(1.7)	—	—
Additions to legal contingency reserves	—	—	(2.0)	(1.2)
Loss on energy contract	(5.0)	(3.1)	—	—
Loss related to assets and liabilities transferred under contractual arrangement	(16.0)	(9.8)	—	—
Severance charges	(0.7)	(0.4)	(2.1)	(1.3)
	$(31.1)	$(19.1)	$(2.2)	$(1.3)

In the first quarter of 2002, LP recorded a net gain of $1.9 million ($1.2 million after taxes, or $0.01 per diluted share) from business interruption insurance recoveries related to incidents at facilities that occurred in past years.

In the second quarter of 2002, LP recorded a loss of  $1.5 million ($0.9 million after tax, or $.01 per diluted share) on severance accrued as part of the divestiture plan.

In the third quarter of 2002, LP recorded a loss of  $0.6 million ($0.4 million after taxes, or $.00 per diluted share) on severance recorded as part of the divesture plan and a loss of $2.0 million ($1.2 million after taxes, or $.01 per diluted share) due to increase in litigation reserves.

In the second quarter of 2003, LP recorded a loss of $16.0 million ($9.8 million after taxes, or $0.09 per diluted share) related to assets and liabilities transferred under contractual arrangement due to the increase in a valuation allowance associated with notes receivable from Samoa Pacific; a loss of $6.7 million ($4.1 million after taxes, or $0.04 per diluted share) from increases in product related contingency reserves associated with the National OSB class action settlement and a loss of $2.7 million ($1.7 million after taxes, or $0.01 per diluted share) associated with environmental reserves at our Ketchikan Pulp Company operations.

In the third quarter of 2003, LP recorded a loss a loss of $5.0 million ($3.1 million after taxes, or $0.03 per diluted share) related to an energy contract associated with Samoa Pacific and a loss of  $0.7 million ($0.4 million after taxes, or $.00 per diluted share) on severance recorded as part of the divesture plan.

4.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of  “Gain (loss) on sale or impairment of long-lived assets” in the Condensed Consolidated Statements Of Income for the quarter and nine months ended September 30 are reflected in the tables below and are described in the paragraphs following the tables:

Quarter Ended September 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$22.1	$13.5	$57.6	$35.3
Gain on other long-lived assets	0.4	0.2	(0.5)	(0.3)
Impairment charges on fixed assets	—	—	(18.3)	(11.2)
	$22.5	$13.8	$38.8	$23.8

Nine months ended September 30,	2003		2002
	Pre-tax	After tax	Pre-tax	After tax
Gain on sales of timber	$63.9	$39.2	$57.6	$35.3
Gain on other long-lived assets	0.3	0.2	6.6	4.0
Impairment charges on fixed assets	—	—	(21.2)	(13.0)
	$64.2	$39.4	$43.0	$26.4

In the first quarter of 2002, LP recorded a loss of $1.6 million ($1.0 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held.

In the second quarter of 2002, LP recorded a loss of $1.3 million ($0.8 million after taxes, or $0.01 per diluted share) associated with impairment charges on assets held and a gain of $7.1 million ($4.3 million after taxes, or $0.04 per share) on the sale of certain assets.

In the third quarter of 2002, LP recorded a loss of $18.3 million ($11.2 million, or $0.11 per diluted share) associated with an impairment charge of $16.7 million of the purchase price of Forex allocated to a timber license associated with an OSB project in Quebec that LP announced cancellation of in September of 2002 as well as other associated assets; a gain of $57.6 million

($35.3 million, or $0.34 per diluted share) on the sale of various timberlands and a loss of $0.5 million on the sales of other assets.

In the first quarter of 2003, LP recorded a gain of $12.5 million ($7.7 million after taxes, or $0.07 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan.

In the second quarter of 2003, LP recorded a gain of $29.3 million ($18.0 million after taxes, or $0.17 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a loss of $0.1 million ($0.1 million after taxes, or $0.01 per diluted share) associated with the sale of certain other assets.

In the third quarter of 2003, LP recorded a gain of $22.1 million  ($13.5 million after taxes, or $0.13 per diluted share) associated with the sale of a portion of LP’s timberlands as part of LP’s divestiture plan and a gain of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

5.               Income Taxes

	Quarter Ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Continuing operations	$197.7	$27.6	$219.7	$43.6
Discontinued operations	23.6	(23.5)	(19.6)	(66.3)
Cumulative effect of change in accounting principle	—	—	0.2	(6.3)
	221.3	4.1	200.3	(29.0)
Total tax provision (benefit)	96.8	0.8	91.5	(9.6)
Net income (loss)	$124.5	$3.3	$108.8	$(19.4)

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. The primary difference between the statutory rate (38%) on continuing operations and the calculated rate relates to permanent difference associated with certain inter-company debt which is denominated in Canadian dollars. The components and associated estimated effective income tax rates applied to each period are as follows:

	Quarter Ended September 30,
	2003		2002
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$87.8	44%	$9.8	36%
Discontinued operations	9.0	38%	(9.0)	38%
	$96.8	44%	$0.8	20%

	Nine Months Ended September 30,
	2003		2002
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$98.9	45%	$18.2	42%
Discontinued operations	(7.5)	38%	(25.3)	38%
Cumulative effect of accounting change	0.1	38%	(2.5)	40%
	$91.5	46%	$(9.6)	33%

6.               Cumulative Effect of Change in Accounting Principles:

LP adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” as of January 1, 2003. This statement addresses the retirement of long-lived assets and the associated retirement costs. Under this statement, we will record both an initial asset and a liability for the present value of estimated costs of legal obligations associated with the retirement of long-lived assets. These initial assets will be depreciated over the expected useful life of the asset. Upon adoption of this statement, we changed our accounting for landfill closures, reforestation obligations associated with certain timber licenses in Canada and other assets. Implementation of this standard resulted in income of $0.2 million (or $0.1 million after taxes) recorded as a  “cumulative effect of change in accounting principle” as of January 1, 2003.

LP adopted Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets,” as of January 1, 2002. As of January 1, 2002, LP discontinued amortization of goodwill. LP has determined that $6.3 million of goodwill recorded in the Engineered Wood Products business was impaired as of January 1, 2002 and this amount is recorded net of income tax effects as a “cumulative effect of change in accounting principle” as of January 1, 2002.

LOUISIANA-PACIFIC CORPORATION
SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Oriented strand board, million square feet 3/8” basis	1,452	1,191	4,039	3,914

Wood-based siding, million square feet 3/8” basis	183	203	599	592

Engineered I-Joist, million lineal feet	24	24	66	65

Laminated veneer lumber (LVL), thousand cubic feet	2,593	2,116	7,349	6,409

Composite Decking, thousand lineal feet	6,943	6,660	23,387	15,109

Vinyl Siding, squares	759	708	2,061	1,913